SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	July 28, 2003

FIDELITY SOUTHERN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Georgia	0-22374	58-1416811

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3490 Piedmont Road, Suite 1550, Atlanta, Georgia 30305

(Address of Principal Executive Offices)

Registrant’s Telephone Number, including area code: (404) 240-1504

Item 5. Other Events and Required FD Disclosure

     On July 28, 2003, Fidelity redeemed its 8.5% Subordinated Notes due January 31, 2006, in the principal amount of $15 million. Fidelity wrote off the remaining unamortized acquisition cost on the 8.5% Subordinated Notes as a result of the early retirement.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY SOUTHERN CORPORATION

	By:	/s/ M. Howard Griffith, Jr.

Date: July 31, 2003		M. Howard Griffith, Jr. Chief Financial Officer